Exhibit 99.1

Investor Relations Contact:
Matt Dunn
214-525-4636
mdunn@hilltop.com

Hilltop Holdings Inc. Announces Financial Results for Third Quarter 2024

DALLAS — (BUSINESS WIRE) October 24, 2024 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the third quarter of 2024. Hilltop produced income to common stockholders of $29.7 million, or $0.46 per diluted share, for the third quarter of 2024, compared to $37.0 million, or $0.57 per diluted share, for the third quarter of 2023. Hilltop’s financial results for the third quarter of 2024, compared with the same period in 2023, included a decline in net interest income, partially offset by changes in the provision for credit losses within the banking segment, an increase in net revenues in the structured finance and fixed income services business lines, a decline in net revenues in the wealth management business line and higher noninterest expenses within the broker-dealer segment, while the mortgage origination segment had declines in both noninterest income and expense.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.17 per common share payable on November 22, 2024, to all common stockholders of record as of the close of business on November 8, 2024.

The extent of the impacts of uncertain economic conditions on our financial performance for the remainder of 2024 will depend in part on developments outside of our control, including, among others, the timing and significance of further changes in U.S. Treasury yields and mortgage interest rates, changes in funding costs, inflationary pressures, and international armed conflicts and their impact on supply chains.

Jeremy B. Ford, President and CEO of Hilltop, said, “Hilltop continues to demonstrate operational strength despite challenging mortgage conditions and the transitioning interest rate environment. During the quarter, PlainsCapital Bank and HilltopSecurities both increased profitability on a sequential basis, while PrimeLending’s results were impacted by lower origination volume and a negative mortgage servicing rights asset fair value mark to market adjustment. As we enter the anticipated rate cutting cycle, we are focused on strategically lowering funding costs, managing asset yields and optimizing total earning assets. We will continue to execute on our long-term strategy of serving our customers, compounding stockholder value and prudently stewarding our capital.”

Third Quarter 2024 Highlights for Hilltop:

●	The reversal of credit losses was $1.3 million during the third quarter of 2024, compared to a provision for credit losses of $10.9 million in the second quarter of 2024 and a reversal of credit losses of $40 thousand in the third quarter of 2023;
o	The reversal of credit losses during the third quarter of 2024 was primarily driven by net charge-offs and loan portfolio changes, including a change in the macroeconomic outlook scenario utilized, associated with collectively evaluated loans, partially offset by a build in the allowance related to specific reserves within the banking segment since the prior quarter.
●	For the third quarter of 2024, net gains from sale of loans and other mortgage production income and mortgage loan origination fees was $79.9 million, compared to $88.7 million in the third quarter of 2023, a 9.9% decrease;
o	Mortgage loan origination production volume was $2.3 billion during the third quarter of 2024, compared to $2.2 billion in the third quarter of 2023;
o	Net gains from mortgage loans sold to third parties decreased to 224 basis points during the third quarter of 2024, compared to 233 basis points in the second quarter of 2024.
●	Hilltop’s consolidated annualized return on average assets and return on average stockholders’ equity for the third quarter of 2024 were 0.84% and 5.51%, respectively, compared to 0.94% and 7.11%, respectively, for the third quarter of 2023;
●	Hilltop’s book value per common share increased to $33.51 at September 30, 2024, compared to $32.86 at June 30, 2024;
●	Hilltop’s total assets were $15.9 billion and $15.6 billion at September 30, 2024 and June 30, 2024, respectively;
●	Loans[1], net of allowance for credit losses, were $7.5 billion and $7.7 billion at September 30, 2024 and June 30, 2024, respectively;

●	Non-accrual loans were $91.2 million, or 1.02% of total loans, at September 30, 2024, compared to $105.7 million, or 1.12% of total loans, at June 30, 2024;
●	Loans held for sale decreased by 26.2% from June 30, 2024 to $0.9 billion at September 30, 2024;
●	Total deposits were $10.8 billion and $10.4 billion at September 30, 2024 and June 30, 2024, respectively;
o	Total estimated uninsured deposits were $5.3 billion, or approximately 49% of total deposits, while estimated uninsured deposits, excluding collateralized deposits of $312.3 million, were $5.0 billion, or approximately 46% of total deposits, at September 30, 2024.
●	Hilltop maintained strong capital levels[2] with a Tier 1 Leverage Ratio[3] of 12.95% and a Common Equity Tier 1 Capital Ratio of 20.48% at September 30, 2024;
●	Hilltop’s consolidated net interest margin[4] decreased to 2.84% for the third quarter of 2024, compared to 2.90% in the second quarter of 2024;
●	For the third quarter of 2024, noninterest income was $200.4 million, compared to $196.8 million in the third quarter of 2023, a 1.8% increase;
●	For third quarter of 2024, noninterest expense was $264.3 million, compared to $260.0 million in the third quarter of 2023, a 1.7% increase; and
●	Hilltop’s effective tax rate was 22.5% during the third quarter of 2024, compared to 25.2% during the same period in 2023.
o	The effective tax rate for the third quarter of 2024 was higher than the applicable statutory rate primarily due to the impact of nondeductible expenses, nondeductible compensation expense and other permanent adjustments, partially offset by the discrete impact of restricted stock vesting during the quarter and investments in tax-exempt instruments.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $340.4 million and $348.3 million at September 30, 2024 and June 30, 2024, respectively.

2  Capital ratios reflect Hilltop’s decision to elect the transition option as issued by the federal banking regulatory agencies in March 2020 that permits banking institutions to mitigate the estimated cumulative regulatory capital effects from CECL over a five-year transitionary period through December 31, 2024.

3  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's)	2024	2024	2024	2023	2023
Cash and due from banks	$1,961,627	$798,300	$1,710,066	$1,858,700	$1,513,747
Federal funds sold	3,650	5,650	650	650	3,650
Assets segregated for regulatory purposes	55,628	51,046	70,717	57,395	47,491
Securities purchased under agreements to resell	81,766	111,914	91,608	80,011	123,719
Securities:
Trading, at fair value	540,836	721,384	657,700	515,991	578,901
Available for sale, at fair value, net (1)	1,405,700	1,433,107	1,480,555	1,507,595	1,456,238
Held to maturity, at amortized cost, net (1)	754,824	777,456	790,550	812,677	825,079
Equity, at fair value	287	254	315	321	264
	2,701,647	2,932,201	2,929,120	2,836,584	2,860,482
Loans held for sale	933,724	1,264,437	842,324	943,846	1,058,806
Loans held for investment, net of unearned income	7,979,630	8,173,520	8,062,693	8,079,745	8,204,052
Allowance for credit losses	(110,918)	(115,082)	(104,231)	(111,413)	(110,822)
Loans held for investment, net	7,868,712	8,058,438	7,958,462	7,968,332	8,093,230

Broker-dealer and clearing organization receivables	1,220,784	1,297,175	1,473,561	1,573,931	1,460,352
Premises and equipment, net	157,803	161,746	165,557	168,856	172,097
Operating lease right-of-use assets	92,041	93,994	95,343	88,580	93,057
Mortgage servicing assets	45,742	52,902	95,591	96,662	104,951
Other assets	528,839	517,811	501,244	517,545	588,751
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	6,995	7,429	7,943	8,457	9,078
Total assets	$15,926,405	$15,620,490	$16,209,633	$16,466,996	$16,396,858

Deposits:
Noninterest-bearing	$2,831,539	$2,845,441	$3,028,543	$3,007,101	$3,200,247
Interest-bearing	7,959,908	7,528,415	7,855,553	8,056,091	7,902,850
Total deposits	10,791,447	10,373,856	10,884,096	11,063,192	11,103,097
Broker-dealer and clearing organization payables	1,110,373	1,285,226	1,436,462	1,430,734	1,368,064
Short-term borrowings	914,645	897,613	892,574	900,038	882,999
Securities sold, not yet purchased, at fair value	47,773	75,546	60,562	34,872	51,527
Notes payable	347,533	347,402	347,273	347,145	347,020
Operating lease liabilities	110,799	113,096	114,518	109,002	114,334
Other liabilities	397,976	365,140	314,718	431,684	422,955
Total liabilities	13,720,546	13,457,879	14,050,203	14,316,667	14,289,996

Common stock	650	650	653	652	652
Additional paid-in capital	1,050,497	1,047,523	1,049,831	1,054,662	1,052,867
Accumulated other comprehensive loss	(98,168)	(119,171)	(119,606)	(121,505)	(145,083)
Retained earnings	1,224,117	1,205,467	1,201,013	1,189,222	1,171,250
Deferred compensation employee stock trust, net	—	1	115	228	340
Employee stock trust	—	(1)	(142)	(292)	(446)
Total Hilltop stockholders' equity	2,177,096	2,134,469	2,131,864	2,122,967	2,079,580
Noncontrolling interests	28,763	28,142	27,566	27,362	27,282
Total stockholders' equity	2,205,859	2,162,611	2,159,430	2,150,329	2,106,862
Total liabilities & stockholders' equity	$15,926,405	$15,620,490	$16,209,633	$16,466,996	$16,396,858

(1)	At September 30, 2024, the amortized cost of the available for sale securities portfolio was $1,489,070, while the fair value of the held to maturity securities portfolio was $690,846.

	Three Months Ended
Consolidated Income Statements	September 30,	June 30,	March 31,	December 31,	September 30,
(in 000's, except per share data)	2024	2024	2024	2023	2023
Interest income:
Loans, including fees	$139,821	$138,627	$134,331	$138,096	$142,402
Securities borrowed	19,426	20,306	20,561	18,659	17,683
Securities:
Taxable	26,265	25,289	26,241	28,763	27,166
Tax-exempt	2,438	2,389	2,415	2,545	2,464
Other	23,092	20,532	26,066	28,704	27,040
Total interest income	211,042	207,143	209,614	216,767	216,755

Interest expense:
Deposits	70,641	68,095	69,144	68,339	64,290
Securities loaned	18,499	18,669	19,039	17,247	16,169
Short-term borrowings	10,878	10,676	11,588	13,495	14,212
Notes payable	3,555	3,604	3,590	3,596	4,026
Other	2,426	2,449	2,632	2,864	2,408
Total interest expense	105,999	103,493	105,993	105,541	101,105

Net interest income	105,043	103,650	103,621	111,226	115,650
Provision for (reversal of) credit losses	(1,270)	10,934	(2,871)	1,265	(40)
Net interest income after provision for (reversal of) credit losses	106,313	92,716	106,492	109,961	115,690

Noninterest income:
Net gains from sale of loans and other mortgage production income	47,816	58,455	40,197	36,387	47,262
Mortgage loan origination fees	32,119	34,398	26,438	32,844	41,478
Securities commissions and fees	30,434	29,510	30,373	27,380	22,864
Investment and securities advisory fees and commissions	42,220	32,992	30,226	35,780	39,662
Other	47,854	37,950	54,384	46,587	45,583
Total noninterest income	200,443	193,305	181,618	178,978	196,849

Noninterest expense:
Employees' compensation and benefits	177,987	169,998	165,830	160,390	173,195
Occupancy and equipment, net	22,317	21,297	21,912	21,524	21,912
Professional services	11,645	10,270	9,731	13,170	12,639
Other	52,363	54,899	52,550	55,761	52,271
Total noninterest expense	264,312	256,464	250,023	250,845	260,017

Income before income taxes	42,444	29,557	38,087	38,094	52,522
Income tax expense	9,539	6,658	8,565	7,132	13,211
Net income	32,905	22,899	29,522	30,962	39,311
Less: Net income attributable to noncontrolling interest	3,212	2,566	1,854	2,291	2,269
Income attributable to Hilltop	$29,693	$20,333	$27,668	$28,671	$37,042

Earnings per common share:
Basic	$0.46	$0.31	$0.42	$0.44	$0.57
Diluted	$0.46	$0.31	$0.42	$0.44	$0.57

Cash dividends declared per common share	$0.17	$0.17	$0.17	$0.16	$0.16

Weighted average shares outstanding:
Basic	64,928	65,085	65,200	65,136	65,106
Diluted	64,946	65,086	65,214	65,138	65,108

	Three Months Ended September 30, 2024
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$93,536	$12,409	$(4,417)	$(3,303)	$6,818	$105,043
Provision for (reversal of) credit losses	(1,440)	170	—	—	—	(1,270)
Noninterest income	10,726	111,849	79,922	4,962	(7,016)	200,443
Noninterest expense	57,557	107,094	84,223	15,631	(193)	264,312
Income (loss) before taxes	$48,145	$16,994	$(8,718)	$(13,972)	$(5)	$42,444

	Nine Months Ended September 30, 2024
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$277,600	$36,896	$(13,240)	$(9,560)	$20,618	$312,314
Provision for (reversal of) credit losses	6,657	136	—	—	—	6,793
Noninterest income	31,884	308,480	239,489	16,747	(21,234)	575,366
Noninterest expense	171,527	302,102	250,067	47,731	(628)	770,799
Income (loss) before taxes	$131,300	$43,138	$(23,818)	$(40,544)	$12	$110,088

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Selected Financial Data	2024	2024	2024	2023	2023

Hilltop Consolidated:
Return on average stockholders' equity	5.51%	3.84%	5.23%	5.46%	7.11%
Return on average assets	0.84%	0.59%	0.74%	0.75%	0.94%
Net interest margin (1)	2.84%	2.90%	2.85%	2.96%	3.02%
Net interest margin (taxable equivalent) (2):
As reported	2.85%	2.92%	2.87%	2.98%	3.04%
Impact of purchase accounting	2 bps	6 bps	4 bps	4 bps	7 bps
Book value per common share ($)	33.51	32.86	32.66	32.58	31.91
Shares outstanding, end of period (000's)	64,960	64,953	65,267	65,153	65,170
Dividend payout ratio (3)	37.17%	54.42%	40.06%	36.35%	28.12%

Banking Segment:
Net interest margin (1)	3.05%	3.10%	3.00%	2.94%	3.08%
Net interest margin (taxable equivalent) (2):
As reported	3.06%	3.10%	3.00%	2.95%	3.09%
Impact of purchase accounting	3 bps	7 bps	5 bps	5 bps	8 bps
Accretion of discount on loans ($000's)	737	1,945	1,299	1,202	2,226
Net recoveries (charge-offs) ($000's)	(2,894)	(83)	(4,311)	(674)	1,556
Return on average assets	1.14%	0.81%	1.20%	1.12%	1.20%
Fee income ratio	10.3%	9.1%	11.5%	11.2%	10.5%
Efficiency ratio	55.2%	57.0%	54.1%	53.2%	51.4%
Employees' compensation and benefits ($000's)	31,920	33,352	32,389	29,420	30,641

Broker-Dealer Segment:
Net revenue ($000's) (4)	124,258	104,271	116,847	119,989	118,703
Employees' compensation and benefits ($000's)	75,912	66,181	69,457	68,746	69,930
Variable compensation expense ($000's)	42,569	32,734	35,274	39,435	39,929
Compensation as a % of net revenue	61.1%	63.5%	59.4%	57.3%	58.9%
Pre-tax margin (5)	13.7%	6.9%	16.2%	16.8%	18.2%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	2,096,009	2,205,157	1,548,941	1,698,009	2,091,444
Refinancings	211,454	174,141	127,545	117,018	152,257
Total mortgage loan originations - volume	2,307,463	2,379,298	1,676,486	1,815,027	2,243,701
Mortgage loan sales - volume ($000's)	2,569,678	1,838,841	1,749,857	1,874,001	2,395,357
Net gains from mortgage loan sales (basis points):
Loans sold to third parties	224	233	221	189	199
Impact of loans retained by banking segment	0	(5)	(5)	0	(1)
As reported	224	228	216	189	198
Mortgage servicing rights asset ($000's) (6)	45,742	52,902	95,591	96,662	104,951
Employees' compensation and benefits ($000's)	60,573	61,624	52,694	53,766	64,016
Variable compensation expense ($000's)	33,862	34,886	22,188	24,085	33,070

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) was $0.6 million for each of the periods presented and for the banking segment were $0.2 million, $0.1 million, $0.1 million, $0.2 million and $0.2 million, respectively, for the periods presented.
(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(6)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	September 30,	June 30,	March 31,	December 31,	September 30,
Capital Ratios	2024	2024	2024	2023	2023
Tier 1 capital (to average assets):
PlainsCapital	10.34%	11.36%	11.00%	10.55%	10.62%
Hilltop	12.95%	12.87%	12.49%	12.23%	11.92%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.94%	15.58%	15.87%	15.44%	15.31%
Hilltop	20.48%	19.45%	19.73%	19.32%	18.60%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	14.94%	15.58%	15.87%	15.44%	15.31%
Hilltop	20.48%	19.45%	19.73%	19.32%	18.60%
Total capital (to risk-weighted assets):
PlainsCapital	16.13%	16.77%	17.06%	16.58%	16.45%
Hilltop	23.68%	22.57%	22.79%	22.34%	21.54%

	September 30,	June 30,	March 31,	December 31,	September 30,
Non-Performing Assets Portfolio Data	2024	2024	2024	2023	2023
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate:
Non-owner occupied	$8,042	$6,894	$34,661	$36,440	$2,375
Owner occupied	2,410	6,437	4,846	5,098	4,964
Commercial and industrial	66,929	80,755	12,165	9,502	10,190
Construction and land development	2,682	485	698	3,480	760
1-4 family residential	11,123	11,092	12,363	13,801	13,202
Consumer	—	1	3	6	7
Broker-dealer	—	—	—	—	—
Non-accrual loans ($000's)	$91,186	$105,664	$64,736	$68,327	$31,498

Non-accrual loans as a % of total loans	1.02%	1.12%	0.73%	0.76%	0.34%

Other real estate owned ($000's)	2,744	2,973	5,254	5,095	5,386

Other repossessed assets ($000's)	413	464	472	—	—

Non-performing assets ($000's)	94,343	109,101	70,462	73,422	36,884

Non-performing assets as a % of total assets	0.59%	0.70%	0.43%	0.45%	0.22%

Loans past due 90 days or more and still accruing ($000's) (1)	140,763	122,451	112,799	115,090	106,346

(1)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended September 30,
	2024			2023
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$990,902	$14,645	5.91%	$1,075,518	$15,649	5.82%
Loans held for investment, gross (2)	8,024,771	125,176	6.19%	7,972,604	126,753	6.31%
Investment securities - taxable	2,477,014	26,264	4.24%	2,690,977	27,166	4.04%
Investment securities - non-taxable (3)	323,479	3,020	3.73%	315,294	3,069	3.89%
Federal funds sold and securities purchased under agreements to resell	97,686	1,845	7.49%	142,324	2,313	6.45%
Interest-bearing deposits in other financial institutions	1,373,051	17,800	5.14%	1,550,991	20,320	5.20%
Securities borrowed	1,260,420	19,426	6.03%	1,371,625	17,683	5.04%
Other	137,105	3,447	9.97%	69,827	4,407	25.04%
Interest-earning assets, gross (3)	14,684,428	211,623	5.72%	15,189,160	217,360	5.68%
Allowance for credit losses	(115,113)			(110,398)
Interest-earning assets, net	14,569,315			15,078,762
Noninterest-earning assets	1,070,833			1,448,834
Total assets	$15,640,148			$16,527,596

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,744,588	$70,641	3.62%	$7,893,384	$64,290	3.23%
Securities loaned	1,247,392	18,499	5.88%	1,303,883	16,169	4.92%
Notes payable and other borrowings	1,333,671	16,859	5.02%	1,527,371	20,646	5.36%
Total interest-bearing liabilities	10,325,651	105,999	4.07%	10,724,638	101,105	3.74%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,737,942			3,347,752
Other liabilities	405,768			362,133
Total liabilities	13,469,361			14,434,523
Stockholders’ equity	2,143,252			2,066,564
Noncontrolling interest	27,535			26,509
Total liabilities and stockholders' equity	$15,640,148			$16,527,596

Net interest income (3)		$105,624			$116,255
Net interest spread (3)			1.65%			1.94%
Net interest margin (3)			2.85%			3.04%

(1)	Information presented on a consolidated basis (dollars in thousands).
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for the periods presented. The adjustment to interest income was $0.6 million and $0.6 million for the three months ended September 30, 2024 and 2023, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, October 25, 2024. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review third quarter 2024 financial results. Interested parties can access the conference call by dialing 800-267-6316 (North America) or 203-518-9856 (International) and then using the conference ID HH3Q24. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At September 30, 2024, Hilltop employed approximately 3,650 people and operated approximately 310 locations in 48 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop.com, PlainsCapital.com, PrimeLending.com and HilltopSecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “aim,” “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “steady,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber attacks and any legal, reputational and financial risks following a cybersecurity incident; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) risks associated with concentration in real estate related loans; (vi) disruptions to the economy and financial services industry, and (vii) risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.